Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”), dated as of February 24, 2015, is executed by and among Kemper Corporation (the “Borrower”), the Lenders (as defined below), and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”).

BACKGROUND

A. The Borrower, the lenders party thereto (“Lenders”), the Administrative Agent and the other named agents are party to that certain Credit Agreement dated as of March 7, 2012 and amended as December 31, 2013 (the “Credit Agreement”).

B. The parties wish to further amend the Credit Agreement as provided herein.

C. The Borrower, the Administrative Agent and the Lenders are willing to enter into this Amendment upon the terms and conditions set forth below.

NOW THEREFORE, in consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

Section 2. Amendments to the Credit Agreement. As of the Second Amendment Effective Date, Section 1.01 of the Credit Agreement is hereby amended by (a) adding the following at the end of the definition of “Total Debt”:

Notwithstanding the foregoing, for the purposes of determining compliance with the Leverage Ratio set forth in Section 6.06 hereof only, for the period beginning on the date of issuance of the New Senior Notes and ending on the earlier of (x) the payment in full in cash of the 2015 Senior Notes and (y) November 30, 2015, “Total Debt” shall be determined by subtracting therefrom all unrestricted cash and Cash Equivalents held by the Borrower. For the avoidance of doubt, such unrestricted cash and Cash Equivalents shall not be subtracted in calculating Total Debt when computing the Leverage Ratio for purposes of determining the Applicable Rate pursuant to Schedule 1.01.

and (b) adding the following defined terms in alphabetical order:

“Cash Equivalents” means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within one hundred twenty (120) days from the date of acquisition thereof, (b) commercial paper maturing no more than one hundred twenty (120) days from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s, (c) certificates of deposit maturing no more than one hundred twenty (120) days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a nationally recognized rating agency, and provided that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, or (d) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder.

“FDIC” means the Federal Deposit Insurance Corporation.

“Moody’s” means Moody’s Investors Service, Inc.

“New Senior Notes” means the Borrower’s senior notes to be issued in February 2015.

“S&P” means Standard & Poor’s Financial Services LLC, a part of McGraw-Hill Financial and any successor thereto.

“2015 Senior Notes” means the Borrower’s $250,000,000 6.00% senior notes due November 30, 2015.

Section 3. Representations and Warranties. To induce the Administrative Agent and the undersigned Lenders to execute this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and such Lenders as follows:

3.1. the execution, delivery and performance of this Amendment have been duly authorized by all requisite action of the Borrower, and this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

3.2. each of the representations and warranties in the Credit Agreement and the other Credit Documents is true and correct in all material respects with the same effect as though made on and as of the date hereof (except, in each case, to the extent stated to relate to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date); provided, that if a representation or warranty is qualified as to materiality, the applicable materiality qualifier set forth above shall be disregarded with respect to such representation and warranty for purposes of this provision; and

3.3. no Default exists under the Credit Agreement or would exist after giving effect to this Amendment.

Section 4. Effectiveness. This Amendment shall become effective as of the date first set forth above, subject to the satisfaction of the following conditions precedent (the date of such satisfaction being the “Second Amendment Effective Date”):

4.1. Amendment. Administrative Agent shall have received counterparts of this Amendment signed by the Administrative Agent, the Borrower and the Required Lenders.

4.2. Representations and Warranties. The warranties and representations of the Borrower contained in this Amendment shall each be true and correct as of the effective date hereof, with the same effect as though made on such date.

4.3. No Default. After giving effect to this Amendment, no Default under the Credit Agreement shall have occurred and be continuing.

Section 5. Reference to and Effect Upon the Credit Agreement.

5.1. Except as specifically provided herein, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

5.2. Except as specifically set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any other Credit Document, nor constitute an amendment or waiver of any provision of the Credit Agreement or any other Credit Document. Upon the effectiveness of this Amendment, each reference to the Credit Agreement contained therein or in any other Credit Document shall mean and be a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a Credit Document for the purposes of the Credit Agreement and each other Credit Document.

Section 6. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

Section 7. Enforceability and Severability. Wherever possible, each provision in or obligation under this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any such provision or obligation shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Delivery of a counterpart signature page by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart signature page.

Section 9. Costs and Expenses. The Borrower hereby affirms its obligation under Section 9.03 of the Credit Agreement to reimburse the Administrative Agent for all reasonable, documented out-of-pocket expenses incurred in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys’ fees and expenses of a single primary legal counsel for the Administrative Agent with respect thereto.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

BORROWER:
KEMPER CORPORATION, as Borrower

	By:	/s/ Christopher L. Moses

	Title:	Vice President and Treasurer

LENDERS:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

	By:	/s/ Hector Varona

	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Syndication Agent and as a Lender

	By:	/s/ Robert C. Meyer

	Title:	Managing Director

FIFTH THIRD BANK, as Co-Syndication Agent and as a Lender

	By:	/s/ Daniel J. Clarke, Jr.

	Title:	Managing Director

ASSOCIATED BANK, as a Lender

By:	/s/ Liliana Huerte

Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Nicole R. Limberg

Title:	Vice President

US BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Evan Glass

Title:	Senior Vice President

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Kenneth R. Sneider

Title:	Managing Director

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Joshua Metcalf

Title:	Officer